                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  June 12, 1996



                                SITEL CORPORATION
             (Exact name of registrant as specified in its charter)



          MINNESOTA                0-26152                 47-0684333
(State or jurisdiction of     (Commission File          (I.R.S. Employer
incorporation or organization)     Number)             Identification No.)



                               13215 BIRCH STREET
                              OMAHA, NEBRASKA 68164
                                 (402) 498-6810
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  ____________________________________________












     This 8-K consists of 49 pages.  The Exhibit Index is on page 5.

ITEM 2.  ACQUISITION OF ASSETS.

     On June 12, 1996, SITEL Hispanica, S.A., a wholly-owned subsidiary of the Company organized under the laws of Spain, ("SITEL Spain") completed the acquisition of 69.2% of the outstanding capital stock of Tele-Action, S.A. ("Tele-Action"), a Spanish teleservicing company with headquarters in Madrid, Spain. The 69.2% interest was acquired from Pallas Union Investment Company B.V., a European venture capital firm, ("Pallas"), Triana 24, S.L., a
Spanish company owned by two founders of Tele-Action, Vicente Lopez and Antonio Diaz, ("Triana") and Messrs. Vicente Lopez, Antonio Diaz and Cesar Lopez (collectively, the "Tele-Action shareholders"). The remaining 30.8% of the outstanding capital stock of Tele-Action is held by the Tele-Action shareholders.

     SITEL Spain paid the Tele-Action shareholders approximately $15 million in cash for the 69.2% interest and advanced Tele-Action approximately $9 million in cash which was used by Tele-Action to pay a dividend of that amount to the Tele-Action shareholders at closing. SITEL Spain has agreed to purchase the remaining 30.8% interest in Tele-Action in 1998 for a deferred guaranteed payment of approximately $11 million and an additional contingent purchase price which is based upon a multiple of Tele-Action's average operating income in 1996 and 1997. The purchase price for the 30.8% interest is payable in cash unless one or more of the Tele-Action shareholders elect payment in SITEL Common Stock. The underlying assets of Tele-Action over which SITEL Spain acquired control through the acquisition consisted principally of cash, accounts receivable, fixed assets and leasehold improvements, contract rights, and goodwill.

     The Company expects Tele-Action to continue the same business activities under the Company's ownership as prior to the acquisition. The Company based the purchase price for the initial 69.2% interest in Tele-Action principally upon a multiple of the past operating income of Tele-Action. The purchase price for the remaining 30.8% interest in Tele-Action is based principally upon a multiple of the average operating income of Tele-Action in 1996 and 1997, but no less than the deferred guaranteed payment of approximately $11 million. The Company's working capital provided the funds used to make the acquisition of the initial 69.2% interest.

     The terms of the acquisition are described in more detail in the Stock Purchase Agreement dated June 12, 1996, a copy of which is attached as an exhibit to this Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)     Financial statements of businesses acquired.

             It is impracticable for the Company to provide the required financial statements at this time. The Company will file the required financial statements as an amendment to this Form 8-K as soon as practicable, and no later than 60 days after the due date of this Form 8-K.


     (b)     Pro forma financial information.

             It is impracticable for the Company to provide the required pro forma financial information at this time. The Company will file the required pro forma financial information as an amendment to this Form 8-K as soon as practicable, and no later than 60 days after the due date of this Form 8-K.

     (c)     Exhibits.

             The exhibits filed as a part of this Form 8-K are:

               Exhibit
                 No.
               -------
                 2.2 Stock Purchase Agreement dated June 12, 1996 regarding acquisition of Tele-Action, S.A.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  June 27, 1996               SITEL Corporation


                                   By: /s/ Michael P. May
                                       --------------------------------------
                                        Michael P. May
                                        President

                                SITEL CORPORATION

                                  EXHIBIT INDEX

                                                                     Page Number
                                                                   In Sequential
                                                                       Numbering
                  Exhibit                                              System
                    No.                                            -------------
                  -------
                    2.2  Stock Purchase Agreement dated
                         June 12, 1996 regarding acquisition of
                         Tele-Action, S.A.                                 5